Exhibit 10.18

Annex A

SECOND AMENDMENT TO THE
AMGEN RETIREMENT AND SAVINGS PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

     Section 2.12 of the Amgen Retirement and Savings Plan (as Amended and Restated Effective as of January 1, 2003) (the “Plan”) is hereby amended and restated effective June 1, 2004, as follows:

2.12	“Company” means Amgen Inc., a Delaware corporation and excludes any disregarded entity pursuant Treasury Regulations section 301.7701-3, unless such disregarded entity is designated as a Participating Company.

To record this Second Amendment to the Plan as set forth herein, the Company has caused its Authorized officer to execute this document this 9th day of June, 2004.

AMGEN INC.

By:	/s/ Brian McNamee

Title:	Senior Vice President, Human Resources